EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: November 8, 1994


                      THE ROBINSON-HUMPHREY COMPANY, INC.



                      By: /s/ David C. Prince
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                         Name:  David C. Prince
                         Title:   First Vice President



                      SMITH BARNEY INC.



                      By: /s/ Howard M. Darmstadter
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                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary

                      THE TRAVELERS INC.



                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller